UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2008

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On July 2, 2008, Getty Images, Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Abe Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Abe Investment, L.P., a Delaware limited partnership (“Parent”), pursuant to an Agreement and Plan of Merger, dated as of February 24, 2008, by and among Parent, Merger Sub and the Company (the “Merger Agreement”). As a result of the Merger, the Company became a wholly owned subsidiary of Parent. Parent is an affiliate of Hellman & Friedman LLC.

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 2, 2008, the Company notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger. In connection therewith, the Company informed the NYSE that each outstanding share of the Company’s common stock, par value $0.01 per share (other than shares held by Parent or any of its subsidiaries, including shares contributed to Parent immediately prior to completion of the Merger by certain stockholders of the Company) was automatically converted into the right to receive $34.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that shares of the Company’s Common Stock are no longer listed on the NYSE. The Company expects its common stock to be delisted as of the close of trading on July 2, 2008.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

In connection with the consummation of the Merger, each share of the Company’s Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Parent or any of its subsidiaries, including shares contributed to Parent immediately prior to completion of the Merger by certain stockholders of the Company) was converted into the right to receive the Merger Consideration. Upon the effective time of the Merger, the Company’s stockholders immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration).

Pursuant to a First Supplemental Indenture between the Company and The Bank of New York Mellon, as trustee, dated as of July 2, 2008, upon the completion of the Merger, each of the Company’s 0.5% Convertible Subordinated Debentures, Series B due 2023 became convertible, at such times such securities are convertible under the indenture, including until 35 business days after the Merger, solely into the amount of cash receivable upon the Merger by a holder of the number of shares of the Company’s Common Stock equal to the conversion rate under the indenture immediately prior to the Merger. Such amount, which equals $556.65 per $1,000 principal amount of debentures, will not be subject to further adjustment.

The description of the First Supplemental Indenture is qualified in its entirety by the copy thereof which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.01.	CHANGES IN CONTROL OF REGISTRANT.

On July 2, 2008, pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation. As a result of the Merger, each share of the Company’s Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Parent or any of its subsidiaries, including shares contributed to Parent immediately prior to completion of the Merger by certain stockholders of the Company) was automatically converted into the right to receive the Merger Consideration. As a result of the Merger, the Company became a wholly owned subsidiary of Parent.

On July 2, 2008, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
4.1	First Supplemental Indenture between Getty Images, Inc. and The Bank of New York Mellon, dated as of July 2, 2008.

99.1	Press Release dated July 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ JOHN LAPHAM
John Lapham
Senior Vice President and General Counsel

Date: July 2, 2008

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture between Getty Images, Inc. and The Bank of New York Mellon, dated as of July 2, 2008.

99.1	Press Release dated July 2, 2008.